Exhibit 99.1

Cherokee Inc.	Integrated Corporate Relations, Inc.
6835 Valjean Ave.	3780 Kilroy Airport Way, Suite 200
Van Nuys, CA 91406	Long Beach, CA 90806
(818) 908-9868	(562) 256-7050
Contact: Kyle Wescoat, Chief Financial Officer	Contact: Brian Yarbrough, Director

For Immediate Release:

Court confirms Arbitration Award and enters Judgment in Cherokee’s favor and denies Mossimo’s motion to vacate

VAN NUYS, CA. (June 17, 2003)- CHEROKEE INC. (NASDAQ:CHKE) announced today that the Los Angeles Superior Court confirmed the full award including finder’s fees withheld under the finder’s agreement, interest at the legal rate on monies previously withheld, and Cherokee’s full attorney’s costs. It also reaffirmed the validity of the original finder’s agreement between Cherokee Inc. and Mossimo Inc. (NASDAQ:MOSS), further ordering that Cherokee is entitled to receive from Mossimo 15% of all monies received by Mossimo from Target Stores pursuant to Mossimo’s licensing agreement with Target Stores dated March 28, 2000 and from any future extensions. Cherokee now plans to move to collect all monies owed to them by Mossimo under the judgment. However, Cherokee understands that Mossimo has the right to appeal the judgment, and if they choose to do so, will be required to either pay Cherokee or post a bond for an amount one and one half times the amount of the judgment. In the event of an appeal and a posting of a bond, interest, now accruing at over $5,000 per week, will continue to accrue at the statutory rate.

Kyle Wescoat, Chief Financial Officer stated “ We are pleased that the judgment has now been entered by the Court. Although this asset continues to grow and accrue interest at a high rate, since we are not clear when we will be receiving payment, we are exploring alternatives such as the selling or insuring of this asset which could provide us with greater current liquidity.”

Statements included within this release that are not historical in nature, including our exploring alternatives, constitute forward-looking statements for the purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used, the words “anticipates”, “believes”, “estimates”, “objective”, “expects”, “may”,” likely”, “should”, “could”, “possible, “plans”, “goals” and similar expressions are intended to identify such forward-looking statements. In particular, the forward-looking statements in this news release include statements regarding the Company’s goals for future growth in revenues, earning and dividends, the prospects of existing and new licensees such as Target Stores and Carrefour, and the Company’s pursuit of additional licensing opportunities or brands to acquire or represent and the outcome of our dispute with Mossimo Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties, include, but are not limited to, the effect of national and regional economic conditions, the financial condition of the apparel industry and the retail industry, the overall level of consumer spending, the effect of intense competition in the industry in which the Company operates, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands as a result of fashion trends or otherwise, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee and Sideout branded products, the Company’s dependence on a single licensee for most of the Company’s revenues, the Company’s dependence on its key management personnel, and adverse determinations of claims, liabilities or litigations, including our dispute with Mossimo, and the effect of a breach or termination by the Company of the management agreement with the Company’s CEO. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal 2003, and in its periodic reports on Forms 10-Q and 8-K (if any). Undue reliance should not be placed on the forward-looking statements contained herein because some or all of them may turn out to be wrong. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

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